UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

Supernova Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-165373	98-0628594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification Number)

7230 Indian Creek Lane #201, Las Vegas, NV	89149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 839-4029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2015, the registrant entered into a Turnkey Drilling Agreement with OMR Drilling and Acquisition, LLC in relation to the Antle Lease –Slugger #1 well. Under such agreement, the registrant will pay OMR $150,000 to drill the well and $50,000 to complete the well in return, the registrant will receive a 100% working interest and a 87.5% net revenue interest in and to the aforementioned well.

On January 29, 2015, the registrant entered into a Promissory Note in the amount of $150,000.00 with Craigstone LTD. Under such Promissory Note the registrant will pay interest in the amount of 10% annually and the note is due June 29, 2015. Cragistone has the option to convert any remaining outstanding balance after the due date to preferred shares of the registrant at the price of $1.00 per share.

On January 28, 2015, the registrant entered into an Assignment of Oil & Gas Lease under which OMR Drilling and Acquisition, LLC assigned to registrant the entire 87.5% working interest in and to Eugene Antile, et. ux. leasehold, Russell County, Kentucky.

Item 9.01 Financial Statements and Exhibits

Exhibits

No.	Exhibits
10.1	Turnkey Drilling Agreement
10.2	Promissory Note
10.3	Assignment of Oil & Gas Lease

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 4, 2015

Supernova Energy, Inc.

By: /s/ Kevin G. Malone
Kevin G. Malone, President, CEO, CFO

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EXHIBIT INDEX

No.	Exhibits
10.1	Turnkey Drilling Agreement
10.2	Promissory Note
10.3	Assignment of Oil & Gas Lease

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